Exhibit 99.1

For Immediate Release

Investor Contact:	Media Contact:
Susannah Livingston	Kim Rockley
(602) 682-1584	(602) 682-3173
susannahlivingston@sprouts.com	kimrockley@sprouts.com

SPROUTS FARMERS MARKET, INC. REPORTS THIRD QUARTER 2013 RESULTS

PHOENIX, Ariz. – (Globe Newswire) – Nov. 7, 2013 – Sprouts Farmers Market, Inc. (the “Company”) (Nasdaq:SFM) today reported results for its 13-week third quarter ended Sept. 29, 2013.

Third Quarter Highlights:

•	Increased the Company’s EPS guidance for 2013

•	Net sales of $633.6 million; a 24% increase from the same period in 2012

•	Pro forma comparable store sales growth of 10.2% and two-year combined pro forma comparable store sales growth of 20.2%

•	Diluted earnings per share of $0.08; compared to $0.01 from the same period in 2012

•	Adjusted diluted earnings per share of $0.13; compared to $0.06 from the same period in 2012

•	Adjusted EBITDA of $52.6 million; a 63% increase from pro forma adjusted EBITDA in 2012

“We are pleased to report another strong quarter, evidence of our customers’ desire for fresh, natural and organic food at affordable prices,” said Doug Sanders, president and chief executive officer of Sprouts Farmers Market. “Our positive first-half momentum continued into the third quarter, with comparable store sales growth of 10.2%. This gives us confidence in the power of our model and the ability to increase our guidance for the year. Our new store pipeline remains strong with more than 55 leases approved for 2014 and beyond, of which 30 are signed. Based on our robust pipeline, we remain optimistic about our future growth opportunities and expansion strategy.”

In order to aid understanding of the Company’s business performance, it has presented results in conformity with accounting principles generally accepted in the United States (“GAAP”) and has also presented adjusted net income, adjusted diluted earnings per share and adjusted EBITDA, which are non-GAAP measures that are explained and reconciled to the comparable GAAP measures in the tables included in this release. In addition, in comparing its results to the comparable periods of 2012, the Company has presented 2012 financial results on a pro forma basis as if the May 2012 business combination with Sunflower Farmers Market, Inc. (“Sunflower Transaction”) had occurred on the first day of the Company’s 2012 fiscal year. Unaudited pro forma condensed consolidated statements of operations for the 13 and 39 weeks ended September 30, 2012, giving effect to the Sunflower Transaction, are included in the tables to this release.

Third Quarter 2013 Financial Results

Net sales in the third quarter 2013 increased 24% to $633.6 million. Third quarter net sales growth was driven by an increase in comparable store sales growth of 10.2% and strong performance in new stores opened.

Gross profit for the quarter increased 30% to $190.1 million resulting in a margin of 30.0% of sales, or an increase of 130 basis points, compared to reported and pro forma gross profit in the same period in 2012. The improvement in gross profit margin was primarily driven by cycling various promotions and product markdowns related to merchandise alignment made in the third quarter of 2012 in certain markets during the Sunflower integration, in addition to leverage in occupancy costs. This leverage was partially offset by lower margins in produce due to a tight supply of certain items, as compared to 2012.

Direct store expenses, as a percentage of sales, for the quarter decreased 10 basis points to 20.4% compared to reported and pro forma direct store expenses in the same period in 2012. This was primarily due to lower non-capitalizable store development costs partially offset by higher healthcare costs.

Net income for the quarter was $11.5 million, up $10.2 million from the same period in 2012. Net income in the quarter included a $9.5 million pre-tax loss on extinguishment of debt; a $3.2 million pre-tax bonus related to the IPO; and $0.4 million pre-tax loss on disposal of assets. Pro forma net income for the third quarter of 2012 included certain costs related to the Sunflower Transaction, including pre-tax acquisition and integration costs of $5.6 million; pre-tax store closure and exit costs of $2.3 million; $0.5 million pre-tax loss on disposal of assets; and a $1.0 million pre-tax loss on extinguishment of debt. Excluding these items, adjusted net income increased 160% to $19.5 million compared to pro forma adjusted net income of $7.5 million in the same period in 2012. Adjusted EBITDA totaled $52.6 million, up $20.4 million, or 63%, from pro forma adjusted EBITDA for the same period in 2012. Adjusted diluted earnings per share was $0.13, a 117% increase from pro forma adjusted diluted earnings per share from the same period in 2012. This increase was attributable to strong business performance driven by increased comparable store sales and resulting operating leverage, performance of new stores opened, and reduced interest expense, partially offset by an increase in share count due to shares issued in the IPO.

Fiscal Year-to-Date Financial Results

For the 39-week period ended Sept. 29, 2013, net sales increased 39% to $1.83 billion compared to net sales for the same period of 2012. Growth was driven by the Sunflower Transaction, increased comparable store sales, as well as new store openings. Net income was $42.0 million, up $25.8 million from the same period in 2012, or an increase of 160%. Net sales increased 21% compared to pro forma net sales for the same period of 2012. Adjusted EBITDA totaled $157.4 million, up $38.8 million or 33% from pro forma adjusted EBITDA in the same period of 2012.

Growth and Development

During the third quarter of 2013, the Company opened seven new stores – four in Texas, two in Arizona and one in Colorado. This brings the Company’s 2013 new store openings to 19, representing 13% growth, for a total of 167 stores in eight states.

Leverage, Liquidity and IPO

The Company generated cash from operations of $142.7 million year-to-date through Sept. 29, 2013 and invested $74.8 million in capital expenditures, primarily for new stores. The Company ended the quarter with a principal balance on its term loan of $360.0 million, had $91.7 million in cash and cash equivalents and $52.0 million available under its revolving credit facility.

On Aug. 6, 2013, the Company closed its IPO of 21.3 million shares of common stock. The Company received net proceeds from the IPO of $344.1 million, after deducting underwriting discounts and offering expenses, and used these proceeds to pay down $340.0 million of outstanding indebtedness under its term loan facility.

“With a strong balance sheet, and the continuation of strong operating cash flows, we are well positioned to achieve our current and future strategic plans,” said Amin Maredia, chief financial officer.

Outlook

The following provides updated information on the Company’s current estimated 2013 results:

	Full-year 2013 Current Outlook	Full-year 2013 Prior Outlook
Net Sales Growth*	20% to 21%	19% to 21%
Comparable store sales growth*	9.0% to 9.5%	8.5% to 9.0%
Net Income	$48M to $50M	$44M to $47M
Adjusted EBITDA	$188M to $192M	$180M to $185M
Adjusted Net Income	$63M to $65M	$57M to $60M
Adjusted diluted earnings per share	$0.45 to $0.46	$0.41 to $0.43
Capital expenditures	$70M to $75M	$70M to $75M
(net of landlord reimbursements)

*	Compared to pro forma fiscal year 2012

The Company’s adjusted diluted earnings per share, adjusted net income and adjusted EBITDA guidance for the year do not include charges and costs which are expected to be similar to those charges and costs excluded from adjusted diluted earnings per share, adjusted net income and adjusted EBITDA in prior quarters. Please see the explanation and reconciliation of these non-GAAP measures to the comparable GAAP measures for the thirteen and thirty-nine weeks ended September 29, 2013 in the tables included below.

Third Quarter Conference Call

The Company will hold a conference call at 3 p.m. Mountain Standard Time (5 p.m. Eastern Standard Time) on Thursday, Nov. 7, 2013, during which Sprouts’ executives will further discuss the Company’s third quarter 2013 financial results.

A webcast of the conference call will be available through Sprouts’ investor webpage located at http://investors.sprouts.com. For those participating via teleconference, the phone number for the call is 1-877-398-9481 (U.S.) or 1-408-337-0130 (international), and the passcode is 74124622. Participants are encouraged to dial in 10 minutes early. A replay of the event will remain available for two weeks and can be accessed by dialing 1-855-859-2056 (toll-free) or 1-404-537-3406 (international) and entering the confirmation code: 74124622. An archive of the webcast will be available for one year at http://investors.sprouts.com, under “Events and Presentations.”

Important Information Regarding Outlook

There is no guarantee that Sprouts will achieve its projected financial expectations, which are based on management estimates, currently available information and assumptions that management believes to be reasonable. Such forward-looking statements are inherently subject to significant economic, competitive and other uncertainties and contingencies, many of which are beyond the control of management. See “Forward-Looking Statements” below.

Forward-Looking Statements

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Any statements contained herein (including, but not limited to, statements to the effect that Sprouts Farmers Market or its management “anticipates,” “plans,” “estimates,” “expects,” “believes,” or the negative of these terms and other similar expressions) that are not statements of historical fact should be considered forward-looking statements, including, without limitation, the Company’s belief that its new store pipeline remains strong; the Company’s optimism about its future growth opportunities and expansion strategy; the Company’s belief that with its improved balance sheet in place and the continuation of strong operating cash flows, it is well positioned to achieve its current and future strategic plans; and the Company’s updated expectations regarding estimated fiscal 2013 net sales growth, comparable store sales growth, net income, adjusted EBITDA, adjusted net income, adjusted diluted earnings per share, and capital expenditures. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release. These risks and uncertainties include, without limitation, risks associated with the Company’s ability to successfully compete in its intensely competitive industry; the Company’s ability to successfully open new stores; the Company’s ability to manage its rapid growth; the Company’s ability to maintain or improve its operating margins; the Company’s ability to identify and react to trends in consumer preferences; product supply disruptions; general economic conditions; and other factors as set forth from time to time in the Company’s Securities and Exchange Commission filings. The Company intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more information becomes available, except as required by law.

Corporate Profile

Sprouts Farmers Market, Inc. is a specialty retailer of natural and organic foods at great prices. We offer a complete shopping experience that includes fresh produce, bulk foods, vitamins and supplements, packaged groceries, meat and seafood, baked goods, dairy products, frozen foods, natural body care and household items catering to consumers’ growing interest in health and wellness. Headquartered in Phoenix, Arizona, Sprouts Farmers Market employs more than 14,000 team members and operates more than 160 stores in eight states.

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 29, 2013	September 30, 2012	September 29, 2013	September 30, 2012
Net sales	$633,614	$510,050	$1,829,675	$1,315,882
Cost of sales, buying and occupancy	443,509	363,641	1,278,623	921,955

Gross profit	190,105	146,409	551,052	393,927
Direct store expenses	129,418	104,450	367,064	268,279
Selling, general and administrative expenses	22,807	25,175	60,259	64,846
Store pre-opening costs	1,237	1,216	5,254	2,070
Store closure and exit costs	(38)	2,273	1,670	3,552

Income from operations	36,681	13,295	116,805	55,180
Interest expense	(8,790)	(9,951)	(30,346)	(25,414)
Other income	203	133	447	201
Loss on extinguishment of debt	(9,507)	(992)	(17,682)	(992)

Income before income taxes	18,587	2,485	69,224	28,975
Income tax provision	(7,126)	(1,178)	(27,178)	(12,816)

Net income	$11,461	$1,307	$42,046	$16,159

Net income per share:
Basic	$0.08	$0.01	$0.32	$0.14
Diluted	$0.08	$0.01	$0.31	$0.14
Weighted average shares outstanding:
Basic	139,687	125,794	130,538	116,791

Diluted	144,710	127,820	134,529	118,441

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	September 29, 2013	December 30, 2012
ASSETS
Current assets:
Cash and cash equivalents	$91,735	$67,211
Accounts receivable, net	8,962	8,415
Inventories	114,765	98,382
Prepaid expenses and other current assets	14,078	4,521
Deferred income tax asset	9,728	24,592

Total current assets	239,268	203,121
Property and equipment, net of accumulated depreciation	348,177	303,166
Intangible assets, net of accumulated amortization	195,790	196,772
Goodwill	368,078	368,078
Other assets	13,118	9,521
Deferred income tax asset	17,372	22,578

Total assets	$1,181,803	$1,103,236

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$117,430	$82,721
Accrued salaries and benefits	20,928	21,397
Other accrued liabilities	26,201	27,561
Current portion of capital and financing lease obligations	2,676	3,379
Current portion of long-term debt	5,684	1,788

Total current liabilities	172,919	136,846
Long-term capital and financing lease obligations	117,632	104,260
Long-term debt	346,094	424,756
Other long-term liabilities	59,524	50,619

Total liabilities	696,169	716,481

Commitments and contingencies
Stockholders’ equity:
Undesignated preferred stock; $0.001 par value; 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized, 146,433,944 and 125,956,729 shares issued and outstanding, September 29, 2013 and December 30, 2012, respectively	146	126
Additional paid-in capital	460,271	395,480
Retained earnings (accumulated deficit)	25,217	(8,851)

Total stockholders’ equity	485,634	386,755

Total liabilities and stockholders’ equity	$1,181,803	$1,103,236

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(IN THOUSANDS)

	Thirty-Nine Weeks Ended
	September 29, 2013	September 30, 2012
Cash flows from operating activities
Net income	$42,046	$16,159
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	34,860	25,788
Accretion of asset retirement obligation	84	212
Amortization of financing fees and debt issuance costs	2,041	1,876
Loss on disposal of property and equipment	437	2,609
Gain on sale of intangible assets	(19)	—
Equity-based compensation	4,285	2,948
Non-cash loss on extinguishment of debt	17,474	992
Deferred income taxes	23,074	10,790
Changes in operating assets and liabilities:
Accounts receivable	(721)	(2,610)
Inventories	(16,383)	1,290
Prepaid expenses and other current assets	(9,752)	3,590
Other assets	(3,875)	(5,378)
Accounts payable	39,808	6,921
Accrued salaries and benefits	(469)	5,016
Other accrued liabilities	39	3,675
Other long-term liabilities	9,777	8,617

Net cash provided by operating activities	142,706	82,495

Cash flows from investing activities
Purchases of property and equipment	(74,777)	(28,637)
Proceeds from disposal of property and equipment	2	9,646
Proceeds from sale of intangible assets	172	—
Acquisition, net of cash acquired	—	(130,174)

Net cash used in investing activities	(74,603)	(149,165)

Cash flows from financing activities
Borrowings on line of credit	—	3,000
Payments on line of credit	—	(3,000)
Borrowings on term loan, net of financing costs	688,127	97,247
Payments on term loan	(745,100)	(2,575)
Borrowings on Sr. Subordinated Notes	—	35,000
Payments on Sr. Subordinated Notes	(35,000)	—
Payments on capital lease obligations	(335)	(321)
Payments on financing lease obligations	(2,104)	(1,572)
Payments of deferred financing costs	(1,370)	(401)
Payments of IPO costs	(4,212)	—
Cash from landlord related to financing lease obligations	4,057	527
Payment to stockholders and option holders	(295,921)	—
Repurchase of shares	(113)	—
Proceeds from the issuance of shares	348,392	5,549

Net cash provided by (used in) financing activities	(43,579)	133,454

Net increase in cash and cash equivalents	24,524	66,784
Cash and cash equivalents at beginning of the period	67,211	14,542

Cash and cash equivalents at the end of the period	$91,735	$81,326

Unaudited Supplemental Pro Forma Condensed Consolidated Financial Information

In May 2012, the Company acquired Sunflower Farmers Market, Inc. (“Sunflower”), which operated 37 Sunflower Farmers Market stores, in a transaction referred to as the “Sunflower Transaction.” The effects of the Sunflower Transaction have a material effect on the comparability of the Company’s results of operations. The Company has therefore supplemented the comparative discussion of its results of operations for the thirteen and thirty-nine weeks ended September 29, 2013 with comparisons to the results for the thirteen and thirty-nine weeks ended September 30, 2012 on a pro forma basis giving effect to the Sunflower Transaction as if it had occurred on the first day of fiscal 2012. Set forth below are unaudited pro forma condensed consolidated statements of operations for the thirteen and thirty-nine weeks ended September 30, 2012.

SPROUTS FARMERS MARKET, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Thirteen Weeks Ended September 30, 2012

(in thousands, except per share amounts)

	Thirteen weeks ended September 30, 2012
	Historical Sprouts Farmers Market, Inc.(1)	Historical Sunflower(1)	Pro Forma Adjustment for Sunflower Fiscal Period Alignment(2)	Pro Forma Adjustment for Sunflower Transaction(2)	Pro Forma for Sunflower Transaction(2)
Net sales	$510,050	$—	$—	$—	$510,050
Cost of sales, buying and occupancy	363,641	—	—	112	363,753

Gross profit	146,409	—	—	(112)	146,297
Direct store expenses	104,450	—	—	(23)	104,427
Selling, general and administrative expenses	25,175	—	—	(357)	24,818
Store pre-opening costs	1,216	—	—	—	1,216
Store closure and exit costs	2,273	—	—	—	2,273

Income from operations	13,295	—	—	268	13,563
Interest expense	(9,951)	—	—	122	(9,829)
Other income	133	—	—	—	133
Loss on extinguishment of debt	(992)	—	—	—	(992)

Income before income taxes	2,485	—	—	390	2,875
Income tax provision	(1,178)	—	—	(152)	(1,330)

Net income	$1,307	$—	$—	$238	$1,545

Net income per share:
Basic	$0.01				$0.01
Diluted	$0.01				$0.01
Weighted average shares outstanding:
Basic	125,794				125,794
Diluted	127,820				127,820

SPROUTS FARMERS MARKET, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Thirty-nine Weeks Ended September 30, 2012

(in thousands, except per share amounts)

	Thirty-Nine weeks ended September 30, 2012
	Historical Sprouts Farmers Market, Inc.(1)	Historical Sunflower(1)	Pro Forma Adjustments for Sunflower Fiscal Period Alignment(2)	Pro Forma Adjustment for Sunflower Transaction(2)	Pro Forma for Sunflower Transaction(2)
Net sales	$1,315,882	$197,612	$(1,472)	$—	$1,512,022
Cost of sales, buying and occupancy	921,955	138,880	(1,011)	749	1,060,573

Gross profit	393,927	58,732	(461)	(749)	451,449
Direct store expenses	268,279	35,956	(287)	(222)	303,726
Selling, general and administrative expenses	64,846	13,386	(90)	(8,033)	70,109
Store pre-opening costs	2,070	2,450	(14)	—	4,506
Store closure and exit costs	3,552	59	—	—	3,611

Income from operations	55,180	6,881	(70)	7,506	69,497
Interest expense	(25,414)	(2,019)	14	(2,933)	(30,352)
Other income	201	88	(1)	—	288
Loss on extinguishment of debt	(992)	—	—	—	(992)

Income before income taxes	28,975	4,950	(57)	4,573	38,441
Income tax provision	(12,816)	(2,796)	14	(1,784)	(17,382)

Net income	$16,159	$2,154	$(43)	$2,789	$21,059

Net income per share:
Basic	$0.14				$0.17
Diluted	$0.14				$0.17
Weighted average shares outstanding:
Basic	116,791				125,363
Diluted	118,441				127,013

SPROUTS FARMERS MARKET, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

1. Basis of Presentation and Description of Transactions

Effective May 29, 2012, the Company acquired all of the outstanding common and preferred stock of Sunflower in the Sunflower Transaction, a transaction accounted for as a business combination, which was financed through the issuance of debt and 14.9 million shares of common stock.

The historical Sprouts Farmers Market, Inc. results of operations for the thirteen and thirty-nine weeks ended September 30, 2012 are derived from its unaudited consolidated financial statements for the periods then ended. The historical Sunflower results of operations for the period January 1, 2012 to May 28, 2012, were derived from the Sunflower pre-combination unaudited financial statements. Certain amounts from the Sunflower pre-combination unaudited financial statements have been reclassified to conform to the Company’s presentation.

2. Pro Forma for Sunflower Transaction

The historical results of operations have been adjusted to give pro forma effect to events that are (i) directly attributable to the Sunflower Transaction, (ii) factually supportable and (iii) expected to have a continuing impact on the combined results, as if the Sunflower Transaction occurred on the first day of fiscal 2012 (referred to as “Pro Forma Adjustments for Sunflower Transaction”). Below is a description of the types of adjustments represented in the Sunflower Fiscal Period Alignment and Sunflower Transaction Adjustments columns.

Sunflower Fiscal Period Alignment - Sunflower’s fiscal 2012 commenced one day earlier than the Company’s fiscal 2012. Pro forma adjustments for Sunflower Fiscal Period Alignment reflect the pro forma impact of deducting one day from the historical Sunflower results of operations.

Cost of Sales, Buying and Occupancy – Adjustments attributable to the application of acquisition accounting including straight-line rent adjustments and adjustments to the amortization of favorable lease intangible assets and unfavorable lease liabilities.

Direct Store Expenses – Adjustments to historical Sunflower depreciation related to changes in value and estimated useful lives of property plant and equipment.

Selling, General and Administrative Expenses – Adjustments related to Sunflower Transaction fees recorded by both Sprouts and Sunflower, accelerated share-based compensation recorded by Sunflower, adjustments to depreciation related to changes in value and estimated useful lives of property, plant and equipment and amortization of the Sunflower trade name.

Interest Expense – Adjustments related to the reversal of historical Sunflower interest expense, incremental interest expense related to the proceeds from additional term loan and senior subordinated notes that were used to effectuate the transaction and interest related to Sunflower capital and financing lease obligations.

Income Tax Provision – Adjustment to the income tax provision for the items listed above.

Net income per share – Net income per share has been adjusted to reflect those items listed above and the change in weighted average shares outstanding – basic and diluted as described below.

Weighted average shares outstanding – basic and diluted – The weighted average shares outstanding basic and diluted have been adjusted for the effect of the additional shares issued in the Sunflower Transaction.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with GAAP, the Company has presented adjusted net income, adjusted diluted earnings per share and adjusted EBITDA. These measures are not in accordance with, or an alternative to GAAP. The Company’s management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the Company as well as a component of incentive compensation. For the thirteen and thirty-nine weeks ended September 30, 2012, these non-GAAP measures are presented pro forma for the Sunflower Transaction. See “Unaudited Supplemental Pro Forma Condensed Consolidated Financial Information.” The Company defines adjusted net income as net income excluding store closure and exit costs, one-time costs associated with its combination with Henry’s Holdings, LLC (“Henry’s”) and the Sunflower Transaction (collectively, the “Transactions”), gain and losses from disposal of assets and the loss of extinguishment of debt. The Company defines adjusted diluted earnings per share as adjusted net income divided by the weighted average diluted shares outstanding. The Company defines EBITDA as net income before interest expense, provision for income tax, and depreciation and amortization, and defines adjusted EBITDA as EBITDA excluding store closure and exit costs, one-time costs associated with the Transactions, and losses from disposal of assets.

These non-GAAP measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Because of their limitations, none of these non-GAAP measures should be considered as a measure of discretionary cash available to use to reinvest in growth of the Company’s business, or as a measure of cash that will be available to meet the Company’s obligations. Each of these non-GAAP measures has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

The following table shows a reconciliation of adjusted and pro forma adjusted net income , and adjusted and pro forma adjusted EBITDA to net income for the thirteen and thirty-nine weeks ended September 29, 2013 and pro forma net income for the thirteen and thirty-nine weeks ended September 30, 2012:

Sprouts Farmers Market, Inc. and Subsidiaries

Non-GAAP Measure Reconciliation

(In thousands)

(Unaudited)

	Thirteen weeks ended		Thirty-nine weeks ended
	September 29, 2013	September 30, 2012	September 29, 2013	September 30, 2012
	Actual	Pro Forma for Sunflower Transaction	Actual	Pro Forma for Sunflower Transaction
Net income (a)	$11,461	$1,545	$42,046	$21,059
Income tax provision	7,126	1,330	27,178	17,382

Net income before income taxes	18,587	2,875	69,224	38,441
Store closure and exit costs (b)	(38)	2,272	1,670	3,611
Costs associated with acquisitions and integration (c)	—	5,639	(15)	13,010
Loss on disposal of assets (d)	382	539	399	1,925
IPO bonus	3,183	—	3,183	—
Loss on extinguishment of debt	9,507	992	17,682	992
Adjusted income tax provision (e)	(12,123)	(4,823)	(36,097)	(23,231)

Adjusted net income	19,498	7,494	56,046	34,748
Interest expense, net	8,785	9,829	30,335	30,352
Adjusted income tax provision (e)	12,123	4,823	36,097	23,231

Adjusted earnings before interest and taxes (EBIT)	40,406	22,146	122,478	88,331
Depreciation, amortization and accretion	12,235	10,030	34,946	30,279

Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA)	$52,641	$32,176	$157,424	$118,610

Adjusted Net Income Per Share
Net income per share—basic	$0.08	$0.01	$0.32	$0.17
Per share impact of net income adjustments	$0.06	$0.05	$0.11	$0.11

Adjusted net income per share—basic	$0.14	$0.06	$0.43	$0.28

Net income per share—diluted	$0.08	$0.01	$0.31	$0.17
Per share impact of net income adjustments	$0.05	$0.05	$0.11	$0.10

Adjusted net income per share—diluted	$0.13	$0.06	$0.42	$0.27

(a)	See “Unaudited Supplemental Pro Forma Condensed Consolidated Financial Information” for a reconciliation of pro forma net income to net income for the thirteen and thirty-nine weeks ended September 30, 2012.
(b)	Store closure and exit costs have been excluded from adjusted and pro forma adjusted EBITDA, and from adjusted and pro forma adjusted net income. In fiscal 2013 these costs included the costs related to the closure of a former Sunflower warehouse facility and adjustments to sublease assumptions on other properties. In fiscal 2012 these consist primarily of the costs to close a Sunflower administrative facility following the Sunflower Transaction.
(c)	Costs associated with acquisitions and integration represent the costs to integrate the combined businesses resulting from the Sunflower and Henry’s Transactions. These expenses include professional fees and severance, which the Company excludes from its pro forma adjusted EBITDA and pro forma adjusted net income to provide period-to-period comparability of the Company’s operating results because management believes these costs do not directly reflect the ongoing performance of its store operations. The Company does not expect to incur material expenses associated with integration of the Sunflower and Henry’s Transactions in fiscal 2013.
(d)	Gain/Loss on disposal of assets represents the gains and losses recorded in connection with the disposal of property and equipment. The Company excludes gains and losses on disposals of assets from its adjusted and pro forma adjusted EBITDA and adjusted and pro forma adjusted net income to provide period-to-period comparability of its operating results because management believes these costs do not directly reflect the ongoing performance of its store operations. The loss recorded in fiscal 2012 primarily relates to the loss on the sale leaseback of a store property.
(e)	Pro forma adjusted and adjusted income tax provision for all periods presented represents the income tax provision and pro forma income tax provision plus the tax effect of the adjustments described in notes (b) through (e) above based on statutory tax rates for the period. For the thirty-nine weeks ended September 30, 2012, this amount was further adjusted to reflect a $1.8 million reduction in pro forma income tax provision for the effects of certain items related to the Sunflower Transaction. Of the adjustment, $2.2 million relates to the tax effects of $3.3 million and $2.9 million of non-deductible transaction costs incurred by the Company and Sunflower, respectively, based on statutory tax rates for the period. This adjustment was partially offset by a $0.4 million adjustment related to tax benefits from Sunflower stock option exercises. The Company has excluded these items from its pro forma adjusted income tax provision because management believes they do not directly reflect the ongoing performance of its store operations and are not reflective of its ongoing income tax provision.

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Source: Sprouts Farmers Market, Inc.

Phoenix, AZ

11/07/13